Exhibit 99(a)

NASD: BOKF

BOK Financial Reports Quarterly Earnings of $138 million or $1.93 Per Share

CEO Commentary
Steven G. Bradshaw, president and chief executive officer, stated, “The second quarter was another in a long line of exceptional earnings performance for BOK Financial. By achieving the highest level of quarterly earnings in the history of the company, our diversified revenue approach was on full display this quarter as continued growth in our loan portfolio was matched by re-energized activity in our fee businesses. Combined strength in these dual pillars of revenue generation, combined with diligent expense management, drove us through a 60 percent efficiency ratio for the first time since the first quarter of 2012. These factors, along with a benign credit environment, affirm our confidence for the remainder of 2019."

Bradshaw continued, "The overall momentum we are building in Colorado and Arizona on the back of the final systems integration of CoBiz last quarter is growing. Now that we've achieved the expense synergies, we are very focused on growing our share and serving our customers in both of these markets, and are pleased to see the progress we've made already."

Second Quarter 2019 Financial Highlights	Second Quarter 2019 Business Segment Highlights

•
Net income was $137.6 million or $1.93 per diluted share for the second quarter of 2019 and $110.6 million and $1.54 per diluted share for the first quarter of 2019. The first quarter included a 13 cent per share reduction due to CoBiz integration costs.

•
Net interest revenue totaled $285.4 million, an increase of $7.3 million. Net interest margin was consistent at 3.30 percent compared to the first quarter of 2019. Recovery of foregone interest and an increase in loan discount accretion added 10 basis points to net interest margin in the second quarter.

•
Fees and commissions revenue totaled $176.1 million, an increase of $15.6 million led by increases in trading revenue and mortgage banking revenue. Lower mortgage interest rates have increased mortgage production and related trading activity.

•
Operating expense decreased $10.0 million to $277.1 million. The first quarter of 2019 included $12.7 million of integration costs. Excluding first quarter integration costs, personnel expenses decreased $5.6 million as efficiencies are recognized from the CoBiz acquisition.

•
A $5.0 million provision for credit losses was recorded in the second quarter of 2019. The combined allowance for credit losses totaled $204 million or 0.92 percent of outstanding loans compared to $207 million or 0.95 percent in the previous quarter.

•
Average loans increased $238 million to $22.0 billion and period-end loans increased $497 million to $22.3 billion. Average deposits increased $548 million to $25.2 billion and period-end deposits were relatively consistent with the prior quarter.

•	The Company repurchased 250,000 shares at an average price of $80.50 per share.

Commercial Banking

•
Contributed $106.9 million to net income, an increase of $20.8 million over the prior quarter. Net interest revenue increased by $34.0 million, primarily driven by the allocation of acquired loans to the business lines. Fee revenue increased $3.1 million, while operating expense increased $12.8 million.

•	Average loans grew by $347 million, excluding the allocation of acquired loans in the second quarter. Average deposits increased $226 million.

Consumer Banking

•
Contributed $16.3 million to net income, an increase of $1.0 million compared to the first quarter. Net interest revenue increased $1.6 million, fee revenue increased $6.0 million and operating expense increased $3.9 million.

•
The recent decrease in mortgage interest rates has spurred mortgage origination activity in the second quarter. Mortgage production volume increased $197 million to $810 million and gain on sale margin increased 18 basis points to 1.46 percent.

Wealth Management

•
Contributed $25.5 million to net income, an increase of $1.8 million compared to the prior quarter. While net interest revenue decreased slightly, fees and commissions revenue increased $12.7 million largely due to an increase in brokerage and trading revenue. Operating expense increased $7.9 million.

•
Assets under management or administration were $81.8 billion at June 30, 2019 compared to $78.9 billion at March 31, 2019. Fiduciary assets totaled $49.3 billion at June 30, 2019 and $46.4 billion at March 31, 2019.

Net Interest Revenue
Net interest revenue was $285.4 million for the second quarter of 2019, a $7.3 million increase over the first quarter of 2019. Recoveries of foregone interest on non-accruing loans added $3.4 million. The second quarter of 2019 included $13.4 million of purchase accounting discount accretion while the first quarter of 2019 included $7.8 million.
Net interest margin was 3.30 percent, consistent with the previous quarter. The recovery of foregone interest and increase in loan discount accretion added approximately 10 basis points to net interest margin in the second quarter. Excluding these items, the yield on average earning assets was 4.31 percent, a 6 basis point decrease while the yield on the loan portfolio was 5.09 percent, down 2 basis points. The yield on the available for sale securities portfolio increased 6 basis points to 2.63 percent. The yield on the trading securities portfolio, which moves with long term interest rates because it turns over rapidly, was down 29 basis points.
Funding costs were 1.70 percent, up 4 basis points. The cost of interest-bearing deposits increased 9 basis points to 1.13 percent. The cost of other borrowed funds was down 1 basis point to 2.53 percent. The benefit to net interest margin from assets funded by non-interest liabilities was relatively unchanged at 49 basis points.
Average earning assets increased $933 million compared to the first quarter of 2019. Average available for sale securities increased $553 million. Average loan balances were up $238 million. Average fair value option securities balances increased $304 million. Average trading securities balances decreased $211 million. Average interest-bearing deposit balances increased $652 million and average borrowed funds increased $169 million compared to the first quarter of 2019.

Fees and Commissions Revenue
Fees and commissions revenue totaled $176.1 million for the second quarter of 2019, an increase of $15.6 million over the first quarter of 2019.
Lower mortgage interest rates have positively affected both our brokerage and trading and mortgage banking revenue. Brokerage and trading revenue increased $8.9 million due to increased trading volumes. Mortgage banking revenue increased $4.3 million due to a $197 million increase in production volume and an 18 basis point increase in gain on sale margin.
Fiduciary and asset management revenue increased $1.7 million over the first quarter of 2019, primarily due to seasonal tax fees collected in the second quarter. Transaction card revenue increased $1.2 million due to increased transaction volume.

Operating Expense
Total operating expense was $277.1 million for the second quarter of 2019, a decrease of $10.0 million compared to the first quarter of 2019. The first quarter of 2019 included $12.7 million of CoBiz integration costs. The following discussion excludes the impact of these costs.
Personnel expense decreased $5.6 million. CoBiz system integration was completed near the end of the first quarter which enabled us to fully realize expected operating efficiencies related to the acquisition. Regular compensation decreased $1.8 million while incentive compensation expense decreased $1.7 million. Employee benefits also decreased $2.0 million.
Non-personnel expense increased $8.3 million. Business promotion expense increased $2.9 million, primarily due to advertising expenses related to marketing our BOK Financial brand in the Colorado and Arizona markets. Insurance expense is up $1.9 million largely due to adjustments to deposit insurance expense related to the CoBiz integration. Increases in professional fees and services of $1.7 million and mortgage banking costs of $1.6 million were partially offset by a decrease in net losses and expenses of repossessed assets of $1.4 million. In addition, a $1.0 million cash charitable donation was made to the BOKF Foundation in the second quarter.

Loans, Deposits and Capital
Loans
Outstanding loans were $22.3 billion at June 30, 2019, up $497 million over March 31, 2019, largely related to growth in commercial and commercial real estate balances.
Outstanding commercial loan balances grew by $375 million or 3 percent over March 31, 2019. Energy loan balances were up $216 million. Wholesale/retail sector loans increased $86 million. Other commercial and industrial loans increased $28 million and services sector loans increased by $22 million.
Commercial real estate loan balances increased $109 million or 2 percent compared to March 31, 2019 due to our strong ongoing commitment volume. Loans secured by multifamily residential properties increased $90 million. Loans secured by industrial properties increased $61 million. Loans secured by office buildings increased $23 million. This growth was partially offset by a $65 million decrease in retail facilities.
Deposits
Period-end deposits totaled $25.3 billion at June 30, 2019, a $27 million decrease compared to March 31, 2019. Demand deposit balances decreased $429 million. Interest-bearing transaction account balances grew by $375 million. Time deposit balances increased by $30 million. Average deposits were $25.2 billion at June 30, 2019, an increase of $548 million compared to March 31, 2019. Total interest-bearing deposits increased $652 million partially offset by a decrease in demand deposits of $104 million.

Capital
The company's common equity Tier 1 capital ratio was 10.84 percent at June 30, 2019. In addition, the company's Tier 1 capital ratio was 10.84 percent, total capital ratio was 12.34 percent, and leverage ratio was 8.75 percent at June 30, 2019. At March 31, 2019, the company's common equity Tier 1 capital ratio was 10.71 percent, Tier 1 capital ratio was 10.71 percent, total capital ratio was 12.24 percent, and leverage ratio was 8.76 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 8.69 percent at June 30, 2019 and 8.64 percent at March 31, 2019. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $297 million or 1.33 percent of outstanding loans and repossessed assets at June 30, 2019, compared to $262 million or 1.20 percent at March 31, 2019. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $194 million or 0.88 percent of outstanding loans and repossessed assets at June 30, 2019, compared to $163 million or 0.75 percent at March 31, 2019.
Nonaccruing loans were $184 million or 0.83 percent of outstanding loans at June 30, 2019. Nonaccruing commercial loans totaled $123 million or 0.86 percent of outstanding commercial loans. Nonaccruing commercial real estate loans totaled $22 million or 0.46 percent of outstanding commercial real estate loans. Nonaccruing residential mortgage loans totaled $38 million or 1.77 percent of outstanding residential mortgage loans.
Nonaccruing loans increased $31 million from March 31, 2019, primarily due to a $36 million increase in energy loans. Healthcare sector loans decreased $2.6 million. New nonaccruing loans identified in the second quarter totaled $54 million, offset by $7.1 million in payments received and $13 million in charge-offs.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $161 million at June 30, compared to $169 million at March 31. The decrease was primarily due to energy and manufacturing loans, partially offset by an increase in other commercial and industrial loans and loans secured by multifamily commercial real estate.
Net charge-offs were $7.7 million or 0.14 percent of average loans on an annualized basis for the second quarter of 2019, compared to $10.1 million or 0.19 percent of average loans on an annualized basis for the first quarter of 2019. Net charge-offs were 0.20 percent of average loans over the last four quarters. Gross charge-offs were $13.2 million for the second quarter compared to $11.8 million for the previous quarter. Recoveries totaled $5.5 million for the second quarter of 2019 and $1.7 million for the first quarter of 2019.

Based on an evaluation of all credit factors, including overall loan portfolio growth, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that a $5.0 million provision for credit losses was appropriate for the second quarter of 2019. The company recorded an $8.0 million provision for credit losses in the first quarter of 2019.

The combined allowance for credit losses totaled $204 million or 0.92 percent of outstanding loans and 115 percent of nonaccruing loans at June 30, 2019, excluding residential mortgage loans guaranteed by U.S. government agencies. Excluding loans acquired in the CoBiz acquisition, which are measured at acquisition-date fair value, the combined allowance for loan losses was 1.03 percent of outstanding loans and 126 percent of nonaccruing loans at June 30, 2019 compared to 1.09 percent of outstanding loans and 159 percent of nonaccruing loans at March 31, 2019. The allowance for loan losses was $203 million and the accrual for off-balance sheet credit losses was $1.9 million. At March 31, 2019, the combined allowance for credit losses was $207 million or 0.95 percent of outstanding loans and 142 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $205 million and the accrual for off-balance sheet credit losses was $1.8 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $10.5 billion at June 30, 2019, a $1.5 billion increase compared to March 31, 2019. At June 30, 2019, the available for sale securities portfolio consisted primarily of $7.4 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At June 30, 2019, the available for sale securities portfolio had a net unrealized gain of $132 million compared to a $2.6 million net unrealized loss at March 31, 2019.
Trading securities decreased $240 million to $1.9 billion during the second quarter of 2019. The company holds an inventory of securities, predominately composed of U.S. agency residential mortgage-backed securities, in support of sales to a variety of customers, including banks, corporations, insurance companies, money managers, and others.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities increased $431 million to $1.1 billion at June 30, 2019.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $7.3 million during the second quarter of 2019, including a $29.6 million decrease in the fair value of mortgage servicing rights, a $21.0 million increase in the fair value of securities and derivative contracts held as an economic hedge, and $1.3 million of related net interest revenue.

Commercial Banking
Net income for Commercial Banking was $106.9 million for the second quarter of 2019, an increase of $20.8 million over the first quarter of 2019. Net interest revenue increased $34.0 million largely as a result of the allocation of acquired loans to the business line during the second quarter.
Excluding acquired loans and deposits, average loans increased $347 million or 2 percent while average customer deposits increased $226 million or 2 percent. We continue to see a shift in the deposit mix from demand deposit balances to interest bearing deposit balances.
Fees and commissions revenue increased $3.1 million, primarily due to an increase in loan syndication fees based on the timing of completed transactions and increased transaction card revenues related to a seasonal increase in transaction volume. Operating expense increased $12.8 million primarily due to an increase in personnel expenses as a result of the allocation of CoBiz personnel to the business line.

Consumer Banking
Net income from Consumer Banking was $16.3 million in the second quarter of 2019, an increase of $1.0 million.
Net interest revenue from Consumer Banking activities increased $1.6 million largely due to an increase in interest earned on the fair value option portfolio combined with increased deposits sold to our Funds Management unit. Average loans increased $46 million or 3 percent and average deposits increased $454 million or 7 percent.
Revenues from mortgage banking activities increased $4.3 million over the prior quarter due to lower interest rates. Mortgage production volume increased $197 million or 32 percent and the gain on sale margin climbed to 1.46 percent from 1.28 percent. Deposit service charges also increased $1.1 million due to two more days in the quarter compared to the previous quarter.
Operating expenses increased $3.9 million, nearly all related to non-personnel expenses. Mortgage banking costs increased $1.6 million related to increased payoffs as mortgage interest rates declined during the quarter. Business promotion expense increased $1.6 million primarily due to additional brand marketing.

Wealth Management
Net income for Wealth Management increased $1.8 million to $25.5 million during the second quarter of 2019. An increase in brokerage and trading revenue was partially offset by a decrease in net interest revenue and an increase in operating expenses.
Brokerage and trading revenue increased $8.4 million due to an increase in trading activity and volumes as a result of favorable interest rate changes. This increase was partially offset by a decrease in interest received on trading securities and an increase in funding costs. Fiduciary and asset management revenue increased $3.4 million largely due to a seasonal increase related to tax fees collected in the second quarter as well as increased assets under management. Operating expenses increased $7.9 million, including $6.1 million related to personnel expenses and $1.9 million related to other operating expenses.
Average loans increased $199 million to $1.6 billion. Average deposits increased $561 million to $6.2 billion, primarily due to an increase in interest-bearing transaction account balances. Assets under management or administration were $81.8 billion at June 30, 2019 compared to $78.9 billion at March 31, 2019. Fiduciary assets totaled $49.3 billion at June 30, 2019 and $46.4 billion at March 31, 2019.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, July 24, 2019 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13692252.

About BOK Financial Corporation
BOK Financial Corporation is a $42 billion regional financial services company headquartered in Tulsa, Oklahoma with $82 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc., The Milestone Group, Inc., CoBiz Wealth, LLC and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Arkansas; Bank of Oklahoma; Bank of Texas; BOK Financial in Colorado and Arizona; and Mobank in Kansas and Missouri; as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2019 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions, including its latest acquisition of CoBiz Financial, Inc., and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. There may also be difficulties and delays in integrating CoBiz Financial Inc.'s business or fully realizing cost savings and other benefits including, but not limited to, business disruption and customer acceptance of BOK Financial Corporation's products and services. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99(b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2019	Mar. 31, 2019
ASSETS
Cash and due from banks	$739,109	$718,297
Interest-bearing cash and cash equivalents	596,382	564,404
Trading securities	1,900,395	2,140,326
Investment securities	327,677	331,466
Available for sale securities	10,514,414	9,025,198
Fair value option securities	1,138,819	707,994
Restricted equity securities	461,017	376,429
Residential mortgage loans held for sale	193,570	160,157
Loans:
Commercial	14,336,908	13,961,975
Commercial real estate	4,710,033	4,600,651
Residential mortgage	2,170,822	2,192,620
Personal	1,037,889	1,003,734
Total loans	22,255,652	21,758,980
Allowance for loan losses	(202,534)	(205,340)
Loans, net of allowance	22,053,118	21,553,640
Premises and equipment, net	468,368	468,293
Receivables	213,608	224,887
Goodwill	1,048,091	1,048,091
Intangible assets, net	124,473	129,482
Mortgage servicing rights	208,308	238,193
Real estate and other repossessed assets, net	16,940	17,139
Derivative contracts, net	415,221	359,223
Cash surrender value of bank-owned life insurance	384,193	384,174
Receivable on unsettled securities sales	583,421	966,455
Other assets	505,949	469,114
TOTAL ASSETS	$41,893,073	$39,882,962

LIABILITIES AND EQUITY
Deposits:
Demand	$9,667,557	$10,096,552
Interest-bearing transaction	12,851,943	12,476,977
Savings	557,683	559,884
Time	2,227,938	2,198,389
Total deposits	25,305,121	25,331,802
Funds purchased and repurchase agreements	2,331,947	1,439,673
Other borrowings	7,823,809	7,341,093
Subordinated debentures	275,892	275,880
Accrued interest, taxes and expense	181,413	173,434
Due on unsettled securities purchases	565,268	186,401
Derivative contracts, net	381,454	299,698
Other liabilities	309,694	303,272
TOTAL LIABILITIES	37,174,598	35,351,253
Shareholders' equity:
Capital, surplus and retained earnings	4,610,869	4,526,404
Accumulated other comprehensive gain (loss)	98,569	(3,531)
TOTAL SHAREHOLDERS' EQUITY	4,709,438	4,522,873
Non-controlling interests	9,037	8,836
TOTAL EQUITY	4,718,475	4,531,709
TOTAL LIABILITIES AND EQUITY	$41,893,073	$39,882,962

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
ASSETS
Interest-bearing cash and cash equivalents	$535,491	$537,903	$563,132	$688,872	$1,673,387
Trading securities	1,757,335	1,968,399	1,929,601	1,762,794	1,482,302
Investment securities	328,482	343,282	364,737	379,566	399,088
Available for sale securities	9,435,668	8,883,054	8,704,963	8,129,214	8,163,142
Fair value option securities	898,772	594,349	277,575	469,398	487,192
Restricted equity securities	413,812	395,432	362,729	328,842	348,546
Residential mortgage loans held for sale	192,102	145,040	179,553	207,488	218,600
Loans:
Commercial	14,175,057	13,966,521	13,587,344	11,484,200	11,189,899
Commercial real estate	4,656,861	4,602,149	4,747,784	3,774,470	3,660,166
Residential mortgage	2,146,315	2,193,334	2,222,063	1,956,089	1,915,015
Personal	1,026,172	1,004,061	1,022,140	989,026	986,162
Total loans	22,004,405	21,766,065	21,579,331	18,203,785	17,751,242
Allowance for loan losses	(205,532)	(206,092)	(209,613)	(214,160)	(222,856)
Total loans, net	21,798,873	21,559,973	21,369,718	17,989,625	17,528,386
Total earning assets	35,360,535	34,427,432	33,752,008	29,955,799	30,300,643
Cash and due from banks	703,294	705,411	731,700	578,905	571,333
Derivative contracts, net	328,802	262,927	299,319	294,126	318,375
Cash surrender value of bank-owned life insurance	384,974	382,538	379,893	322,038	319,507
Receivable on unsettled securities sales	1,437,462	1,224,700	799,548	768,785	618,240
Other assets	2,629,710	2,669,673	2,423,275	1,776,164	1,777,937
TOTAL ASSETS	$40,844,777	$39,672,681	$38,385,743	$33,695,817	$33,906,035

LIABILITIES AND EQUITY
Deposits:
Demand	$9,883,965	$9,988,088	$10,648,683	$9,325,002	$9,223,327
Interest-bearing transaction	12,512,282	11,931,539	11,773,651	10,010,031	10,189,354
Savings	558,738	541,575	526,275	503,821	503,671
Time	2,207,391	2,153,277	2,146,786	2,097,441	2,138,880
Total deposits	25,162,376	24,614,479	25,095,395	21,936,295	22,055,232
Funds purchased and repurchase agreements	2,066,950	2,033,036	1,205,568	1,193,583	593,250
Other borrowings	7,175,617	7,040,279	6,361,141	5,765,440	6,497,020
Subordinated debentures	275,887	275,882	276,378	144,702	144,692
Derivative contracts, net	283,484	273,786	268,848	185,029	235,543
Due on unsettled securities purchases	821,688	453,937	493,887	544,263	527,804
Other liabilities	460,732	501,788	341,438	311,605	340,322
TOTAL LIABILITIES	36,246,734	35,193,187	34,042,655	30,080,917	30,393,863
Total equity	4,598,043	4,479,494	4,343,088	3,614,900	3,512,172
TOTAL LIABILITIES AND EQUITY	$40,844,777	$39,672,681	$38,385,743	$33,695,817	$33,906,035

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Interest revenue	$390,820	$294,180	$766,894	$559,587
Interest expense	105,388	55,618	203,360	101,289
Net interest revenue	285,432	238,562	563,534	458,298
Provision for credit losses	5,000	—	13,000	(5,000)
Net interest revenue after provision for credit losses	280,432	238,562	550,534	463,298
Other operating revenue:
Brokerage and trading revenue	40,526	26,488	72,143	57,136
Transaction card revenue	21,915	20,975	42,653	41,965
Fiduciary and asset management revenue	45,025	41,692	88,383	83,524
Deposit service charges and fees	28,074	27,834	56,317	54,994
Mortgage banking revenue	28,131	26,346	51,965	52,371
Other revenue	12,437	13,923	25,199	26,882
Total fees and commissions	176,108	157,258	336,660	316,872
Other gains, net	3,480	4,578	6,456	3,286
Gain (loss) on derivatives, net	11,150	(3,057)	15,817	(8,742)
Gain (loss) on fair value option securities, net	9,853	(3,341)	19,518	(20,905)
Change in fair value of mortgage servicing rights	(29,555)	1,723	(50,221)	22,929
Gain (loss) on available for sale securities, net	1,029	(762)	1,105	(1,052)
Total other operating revenue	172,065	156,399	329,335	312,388
Other operating expense:
Personnel	160,342	138,947	329,570	278,894
Business promotion	10,142	7,686	18,016	13,696
Charitable contributions to BOKF Foundation	1,000	—	1,000	—
Professional fees and services	13,002	14,978	29,141	25,178
Net occupancy and equipment	26,880	22,761	56,401	46,807
Insurance	6,454	6,245	11,293	12,838
Data processing and communications	29,735	27,739	61,184	55,556
Printing, postage and supplies	4,107	4,011	8,992	8,100
Net losses and operating expenses of repossessed assets	580	2,722	2,576	10,427
Amortization of intangible assets	5,138	1,386	10,329	2,686
Mortgage banking costs	11,545	12,890	21,451	23,039
Other expense	8,212	7,111	14,341	13,685
Total other operating expense	277,137	246,476	564,294	490,906

Net income before taxes	175,360	148,485	315,575	284,780
Federal and state income taxes	37,580	33,330	67,530	64,278

Net income	137,780	115,155	248,045	220,502
Net gain (loss) attributable to non-controlling interests	217	783	(130)	568
Net income attributable to BOK Financial Corporation shareholders	$137,563	$114,372	$248,175	$219,934

Average shares outstanding:
Basic	70,887,063	64,901,975	71,135,414	64,874,567
Diluted	70,902,033	64,937,226	71,151,558	64,912,552

Net income per share:
Basic	$1.93	$1.75	$3.47	$3.36
Diluted	$1.93	$1.75	$3.46	$3.36

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Capital:
Period-end shareholders' equity	$4,709,438	$4,522,873	$4,432,109	$3,615,032	$3,553,431
Risk weighted assets	$32,040,741	$31,601,558	$30,742,295	$27,398,072	$27,004,559
Risk-based capital ratios:
Common equity tier 1	10.84%	10.71%	10.92%	12.07%	11.92%
Tier 1	10.84%	10.71%	10.92%	12.07%	11.92%
Total capital	12.34%	12.24%	12.50%	13.37%	13.26%
Leverage ratio	8.75%	8.76%	8.96%	9.90%	9.57%
Tangible common equity ratio[1]	8.69%	8.64%	8.82%	9.55%	9.21%

Common stock:
Book value per share	$66.15	$63.30	$61.45	$55.25	$54.30
Tangible book value per share	49.68	46.82	45.03	47.90	46.95
Market value per share:
High	$88.17	$93.72	$98.29	$105.22	$106.65
Low	$72.60	$72.11	$69.96	$92.40	$92.39
Cash dividends paid	$35,631	$35,885	$35,977	$32,591	$29,340
Dividend payout ratio	25.90%	32.44%	33.17%	27.79%	25.65%
Shares outstanding, net	71,198,270	71,449,982	72,122,932	65,434,258	65,439,090
Stock buy-back program:
Shares repurchased	250,000	705,609	525,000	—	8,257
Amount	$20,125	$60,577	$45,057	$—	$824
Average price per share	$80.50	$85.85	$85.82	$—	$99.84

Performance ratios (quarter annualized):
Return on average assets	1.35%	1.13%	1.12%	1.38%	1.35%
Return on average equity	12.02%	10.04%	9.93%	12.95%	13.14%
Net interest margin	3.30%	3.30%	3.40%	3.21%	3.17%
Efficiency ratio	59.51%	64.80%	63.25%	61.60%	61.77%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$4,709,438	$4,522,873	$4,432,109	$3,615,032	$3,553,431
Less: Goodwill and intangible assets, net	1,172,564	1,177,573	1,184,112	480,800	481,366
Tangible common equity	$3,536,874	$3,345,300	$3,247,997	$3,134,232	$3,072,065

Total assets	$41,893,073	$39,882,962	$38,020,504	$33,289,864	$33,833,107
Less: Goodwill and intangible assets, net	1,172,564	1,177,573	1,184,112	480,800	481,366
Tangible assets	$40,720,509	$38,705,389	$36,836,392	$32,809,064	$33,351,741

Tangible common equity ratio	8.69%	8.64%	8.82%	9.55%	9.21%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Other data:
Tax equivalent interest	$3,481	$2,529	$3,067	$1,894	$1,983
Net unrealized gain (loss) on available for sale securities	$131,780	$(2,609)	$(95,271)	$(216,793)	$(180,602)

Mortgage banking:
Mortgage production revenue	$11,869	$7,868	$5,073	$7,250	$9,915

Mortgage loans funded for sale	$729,841	$510,527	$497,353	$651,076	$773,910
Add: current period-end outstanding commitments	344,087	263,434	160,848	197,752	251,231
Less: prior period end outstanding commitments	263,434	160,848	197,752	251,231	298,318
Total mortgage production volume	$810,494	$613,113	$460,449	$597,597	$726,823

Mortgage loan refinances to mortgage loans funded for sale	31%	30%	23%	23%	22%
Gain on sale margin	1.46%	1.28%	1.10%	1.21%	1.36%

Mortgage servicing revenue	$16,262	$15,966	$16,807	$16,286	$16,431
Average outstanding principal balance of mortgage loans serviced for others	21,418,690	21,581,835	21,706,541	21,895,041	21,986,065
Average mortgage servicing revenue rates	0.30%	0.30%	0.31%	0.30%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$11,128	$4,432	$12,162	$(2,843)	$(3,070)
Gain (loss) on fair value option securities, net	9,853	9,665	(282)	(4,385)	(3,341)
Gain (loss) on economic hedge of mortgage servicing rights	20,981	14,097	11,880	(7,228)	(6,411)
Gain (loss) on changes in fair value of mortgage servicing rights	(29,555)	(20,666)	(24,233)	5,972	1,723
Loss on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(8,574)	(6,569)	(12,353)	(1,256)	(4,688)
Net interest revenue on fair value option securities[2]	1,296	1,129	695	1,100	1,203
Total economic cost of changes in the fair value of mortgage servicing rights, net of economic hedges	$(7,278)	$(5,440)	$(11,658)	$(156)	$(3,485)

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018

Interest revenue	$390,820	$376,074	$365,592	$303,247	$294,180
Interest expense	105,388	97,972	79,906	62,364	55,618
Net interest revenue	285,432	278,102	285,686	240,883	238,562
Provision for credit losses	5,000	8,000	9,000	4,000	—
Net interest revenue after provision for credit losses	280,432	270,102	276,686	236,883	238,562
Other operating revenue:
Brokerage and trading revenue	40,526	31,617	28,101	23,086	26,488
Transaction card revenue	21,915	20,738	20,664	21,396	20,975
Fiduciary and asset management revenue	45,025	43,358	43,665	57,514	41,692
Deposit service charges and fees	28,074	28,243	29,393	27,765	27,834
Mortgage banking revenue	28,131	23,834	21,880	23,536	26,346
Other revenue	12,437	12,762	16,404	12,900	13,923
Total fees and commissions	176,108	160,552	160,107	166,197	157,258
Other gains (losses), net	3,480	2,976	(8,305)	2,754	4,578
Gain (loss) on derivatives, net	11,150	4,667	11,167	(2,847)	(3,057)
Gain (loss) on fair value option securities, net	9,853	9,665	(282)	(4,385)	(3,341)
Change in fair value of mortgage servicing rights	(29,555)	(20,666)	(24,233)	5,972	1,723
Gain (loss) on available for sale securities, net	1,029	76	(1,999)	250	(762)
Total other operating revenue	172,065	157,270	136,455	167,941	156,399
Other operating expense:
Personnel	160,342	169,228	160,706	143,531	138,947
Business promotion	10,142	7,874	9,207	7,620	7,686
Charitable contributions to BOKF Foundation	1,000	—	2,846	—	—
Professional fees and services	13,002	16,139	20,712	13,209	14,978
Net occupancy and equipment	26,880	29,521	27,780	23,394	22,761
Insurance	6,454	4,839	4,248	6,232	6,245
Data processing and communications	29,735	31,449	27,575	31,665	27,739
Printing, postage and supplies	4,107	4,885	5,232	3,837	4,011
Net losses and operating expenses of repossessed assets	580	1,996	2,581	4,044	2,722
Amortization of intangible assets	5,138	5,191	5,331	1,603	1,386
Mortgage banking costs	11,545	9,906	11,518	11,741	12,890
Other expense	8,212	6,129	6,907	5,741	7,111
Total other operating expense	277,137	287,157	284,643	252,617	246,476
Net income before taxes	175,360	140,215	128,498	152,207	148,485
Federal and state income taxes	37,580	29,950	20,121	34,662	33,330
Net income	137,780	110,265	108,377	117,545	115,155
Net income (loss) attributable to non-controlling interests	217	(347)	(79)	289	783
Net income attributable to BOK Financial Corporation shareholders	$137,563	$110,612	$108,456	$117,256	$114,372

Average shares outstanding:
Basic	70,887,063	71,387,070	71,808,029	64,901,095	64,901,975
Diluted	70,902,033	71,404,388	71,833,334	64,934,351	64,937,226
Net income per share:
Basic	$1.93	$1.54	$1.50	$1.79	$1.75
Diluted	$1.93	$1.54	$1.50	$1.79	$1.75

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Commercial:
Energy	$3,921,353	$3,705,099	$3,590,333	$3,294,867	$3,147,219
Services	3,309,458	3,287,563	3,258,192	2,603,862	2,516,676
Healthcare	2,926,510	2,915,885	2,799,277	2,437,323	2,353,722
Wholesale/retail	1,793,118	1,706,900	1,621,158	1,650,729	1,699,554
Public finance	795,659	803,083	804,550	418,578	433,408
Manufacturing	761,357	742,374	730,521	660,582	647,816
Other commercial and industrial	829,453	801,071	832,047	510,160	550,644
Total commercial	14,336,908	13,961,975	13,636,078	11,576,101	11,349,039

Commercial real estate:
Multifamily	1,300,372	1,210,358	1,288,065	1,120,166	1,056,984
Office	1,056,306	1,033,158	1,072,920	824,829	820,127
Retail	825,399	890,685	919,082	759,423	768,024
Industrial	828,569	767,757	778,106	696,774	653,384
Residential construction and land development	141,509	149,686	148,584	101,872	118,999
Other commercial real estate	557,878	549,007	558,056	301,611	294,702
Total commercial real estate	4,710,033	4,600,651	4,764,813	3,804,675	3,712,220

Residential mortgage:
Permanent mortgage	1,088,370	1,098,481	1,122,610	1,094,926	1,068,412
Permanent mortgages guaranteed by U.S. government agencies	195,373	193,308	190,866	180,718	169,653
Home equity	887,079	900,831	916,557	696,098	704,185
Total residential mortgage	2,170,822	2,192,620	2,230,033	1,971,742	1,942,250

Personal	1,037,889	1,003,734	1,025,806	996,941	1,000,187

Total	$22,255,652	$21,758,980	$21,656,730	$18,349,459	$18,003,696

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018

Oklahoma:
Commercial	$3,762,234	$3,551,054	$3,491,117	$3,609,109	$3,465,407
Commercial real estate	717,970	665,190	700,756	651,315	662,665
Residential mortgage	1,403,398	1,417,381	1,440,566	1,429,843	1,403,658
Personal	382,764	374,807	375,543	376,201	362,846
Total Oklahoma	6,266,366	6,008,432	6,007,982	6,066,468	5,894,576

Texas:
Commercial	5,877,265	5,754,018	5,438,133	5,115,646	4,922,451
Commercial real estate	1,341,609	1,344,810	1,341,783	1,354,679	1,336,101
Residential mortgage	272,878	265,927	266,805	253,265	243,400
Personal	400,585	396,794	394,743	381,452	394,021
Total Texas	7,892,337	7,761,549	7,441,464	7,105,042	6,895,973

New Mexico:
Commercial	350,520	342,915	340,489	325,048	305,167
Commercial real estate	385,058	371,416	383,670	392,494	386,878
Residential mortgage	82,390	85,326	87,346	88,110	90,581
Personal	10,236	11,065	10,662	11,659	11,107
Total New Mexico	828,204	810,722	822,167	817,311	793,733

Arkansas:
Commercial	87,896	79,286	111,338	102,237	93,217
Commercial real estate	149,300	142,551	141,898	106,701	90,807
Residential mortgage	7,463	7,731	7,537	7,278	6,927
Personal	11,208	11,550	11,955	12,126	12,331
Total Arkansas	255,867	241,118	272,728	228,342	203,282

Colorado:
Commercial	2,325,742	2,231,703	2,275,069	1,132,500	1,165,721
Commercial real estate	1,023,410	957,348	963,575	354,543	267,065
Residential mortgage	241,780	241,722	251,849	68,694	64,839
Personal	72,537	65,812	72,916	56,999	60,504
Total Colorado	3,663,469	3,496,585	3,563,409	1,612,736	1,558,129

Arizona:
Commercial	1,330,415	1,335,140	1,320,139	621,658	681,852
Commercial real estate	761,243	791,466	889,903	666,562	710,784
Residential mortgage	91,684	98,973	97,959	44,659	47,010
Personal	76,335	61,875	68,546	67,280	65,541
Total Arizona	2,259,677	2,287,454	2,376,547	1,400,159	1,505,187

Kansas/Missouri:
Commercial	602,836	667,859	659,793	669,903	715,224
Commercial real estate	331,443	327,870	343,228	278,381	257,920
Residential mortgage	71,229	75,560	77,971	79,893	85,835
Personal	84,224	81,831	91,441	91,224	93,837
Total Kansas/Missouri	1,089,732	1,153,120	1,172,433	1,119,401	1,152,816

TOTAL BOK FINANCIAL	$22,255,652	$21,758,980	$21,656,730	$18,349,459	$18,003,696

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Oklahoma:
Demand	$3,279,359	$3,432,239	$3,610,593	$3,564,307	$3,867,934
Interest-bearing:
Transaction	7,020,484	6,542,548	6,445,831	6,010,972	5,968,459
Savings	307,785	309,875	288,210	288,080	289,202
Time	1,253,804	1,217,371	1,118,643	1,128,810	1,207,471
Total interest-bearing	8,582,073	8,069,794	7,852,684	7,427,862	7,465,132
Total Oklahoma	11,861,432	11,502,033	11,463,277	10,992,169	11,333,066

Texas:
Demand	2,974,005	2,966,743	3,291,433	3,357,669	3,321,980
Interest-bearing:
Transaction	2,453,619	2,385,305	2,295,169	2,182,114	2,169,155
Savings	103,125	101,849	99,624	97,909	97,809
Time	425,253	419,269	423,880	453,119	445,500
Total interest-bearing	2,981,997	2,906,423	2,818,673	2,733,142	2,712,464
Total Texas	5,956,002	5,873,166	6,110,106	6,090,811	6,034,444

New Mexico:
Demand	630,861	662,362	691,692	722,188	770,974
Interest-bearing:
Transaction	557,881	573,203	571,347	593,760	586,593
Savings	62,636	61,497	58,194	57,794	59,415
Time	232,569	228,212	224,515	221,513	212,689
Total interest-bearing	853,086	862,912	854,056	873,067	858,697
Total New Mexico	1,483,947	1,525,274	1,545,748	1,595,255	1,629,671

Arkansas:
Demand	29,176	31,624	36,800	36,579	39,896
Interest-bearing:
Transaction	148,485	147,964	91,593	128,001	143,298
Savings	1,783	1,785	1,632	1,826	1,885
Time	7,810	8,321	8,726	10,214	10,771
Total interest-bearing	158,078	158,070	101,951	140,041	155,954
Total Arkansas	187,254	189,694	138,751	176,620	195,850

Colorado:
Demand	1,621,820	1,897,547	1,658,473	593,442	529,912
Interest-bearing:
Transaction	1,800,271	1,844,632	1,899,203	622,520	701,362
Savings	57,263	58,919	57,289	40,308	38,176
Time	246,198	261,235	274,877	217,628	208,049
Total interest-bearing	2,103,732	2,164,786	2,231,369	880,456	947,587
Total Colorado	3,725,552	4,062,333	3,889,842	1,473,898	1,477,499

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Arizona:
Demand	700,480	695,238	707,402	365,878	383,627
Interest-bearing:
Transaction	560,429	621,735	575,567	130,105	193,687
Savings	11,966	12,144	10,545	3,559	3,935
Time	43,099	44,004	43,051	23,927	22,447
Total interest-bearing	615,494	677,883	629,163	157,591	220,069
Total Arizona	1,315,974	1,373,121	1,336,565	523,469	603,696

Kansas/Missouri:
Demand	431,856	410,799	418,199	423,560	459,636
Interest-bearing:
Transaction	310,774	361,590	327,866	322,747	401,545
Savings	13,125	13,815	13,721	13,125	13,052
Time	19,205	19,977	19,688	20,635	20,805
Total interest-bearing	343,104	395,382	361,275	356,507	435,402
Total Kansas/Missouri	774,960	806,181	779,474	780,067	895,038

TOTAL BOK FINANCIAL	$25,305,121	$25,331,802	$25,263,763	$21,632,289	$22,169,264

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	2.57%	2.56%	2.23%	1.98%	1.86%
Trading securities	3.59%	3.88%	4.10%	3.98%	3.63%
Investment securities	4.41%	4.50%	4.26%	4.06%	3.95%
Available for sale securities	2.63%	2.57%	2.51%	2.37%	2.30%
Fair value option securities	3.34%	3.62%	3.56%	3.25%	3.16%
Restricted equity securities	6.30%	6.42%	6.39%	6.36%	6.21%
Residential mortgage loans held for sale	3.65%	4.58%	4.00%	4.27%	4.28%
Loans	5.39%	5.26%	5.09%	4.80%	4.80%
Allowance for loan losses
Loans, net of allowance	5.45%	5.31%	5.14%	4.86%	4.86%
Total tax-equivalent yield on earning assets	4.51%	4.46%	4.33%	4.04%	3.91%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	1.04%	0.94%	0.79%	0.67%	0.55%
Savings	0.12%	0.12%	0.11%	0.09%	0.08%
Time	1.90%	1.80%	1.54%	1.40%	1.29%
Total interest-bearing deposits	1.13%	1.04%	0.87%	0.77%	0.66%
Funds purchased and repurchase agreements	2.08%	2.07%	1.36%	1.25%	0.53%
Other borrowings	2.67%	2.68%	2.51%	2.20%	1.96%
Subordinated debt	5.53%	5.51%	5.38%	5.55%	5.67%
Total cost of interest-bearing liabilities	1.70%	1.66%	1.42%	1.25%	1.11%
Tax-equivalent net interest revenue spread	2.81%	2.80%	2.91%	2.79%	2.80%
Effect of noninterest-bearing funding sources and other	0.49%	0.50%	0.49%	0.42%	0.37%
Tax-equivalent net interest margin	3.30%	3.30%	3.40%	3.21%	3.17%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Nonperforming assets:
Nonaccruing loans:
Commercial	$123,395	$90,358	$99,841	$109,490	$120,978
Commercial real estate	21,670	21,508	21,621	1,316	1,996
Residential mortgage	38,477	40,409	41,555	41,917	42,343
Personal	237	302	230	269	340
Total nonaccruing loans	183,779	152,577	163,247	152,992	165,657
Accruing renegotiated loans guaranteed by U.S. government agencies	95,989	91,787	86,428	83,347	75,374
Real estate and other repossessed assets	16,940	17,139	17,487	24,515	27,891
Total nonperforming assets	$296,708	$261,503	$267,162	$260,854	$268,922
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$193,976	$162,770	$173,602	$169,717	$185,981

Nonaccruing loans by loan class:
Commercial:
Energy	$71,632	$35,332	$47,494	$54,033	$65,597
Services	10,087	9,555	8,567	4,097	4,377
Healthcare	16,148	18,768	16,538	15,704	16,125
Manufacturing	8,613	9,548	8,919	9,202	2,991
Wholesale/retail	1,390	1,425	1,316	9,249	14,095
Public finance	—	—	—	—	—
Other commercial and industrial	15,525	15,730	17,007	17,205	17,793
Total commercial	123,395	90,358	99,841	109,490	120,978
Commercial real estate:
Retail	20,057	20,159	20,279	777	1,068
Residential construction and land development	350	350	350	350	350
Multifamily	275	—	301	—	—
Office	855	855	—	—	275
Industrial	—	—	—	—	—
Other commercial real estate	133	144	691	189	303
Total commercial real estate	21,670	21,508	21,621	1,316	1,996
Residential mortgage:
Permanent mortgage	21,803	22,937	23,951	22,855	23,105
Permanent mortgage guaranteed by U.S. government agencies	6,743	6,946	7,132	7,790	7,567
Home equity	9,931	10,526	10,472	11,272	11,671
Total residential mortgage	38,477	40,409	41,555	41,917	42,343
Personal	237	302	230	269	340
Total nonaccruing loans	$183,779	$152,577	$163,247	$152,992	$165,657

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018

Performing loans 90 days past due[1]	$2,698	$610	$1,338	$518	$879

Gross charge-offs	$13,227	$11,775	$14,515	$11,073	$15,105
Recoveries	(5,503)	(1,689)	(2,168)	(2,092)	(4,578)
Net charge-offs	$7,724	$10,086	$12,347	$8,981	$10,527

Provision for credit losses	$5,000	$8,000	$9,000	$4,000	$—

Allowance for loan losses to period end loans	0.91%	0.94%	0.96%	1.15%	1.19%
Combined allowance for credit losses to period end loans	0.92%	0.95%	0.97%	1.16%	1.21%
Nonperforming assets to period end loans and repossessed assets	1.33%	1.20%	1.23%	1.42%	1.49%
Net charge-offs (annualized) to average loans	0.14%	0.19%	0.23%	0.20%	0.24%
Allowance for loan losses to nonaccruing loans[1]	114.40%	141.00%	132.89%	145.02%	136.09%
Combined allowance for credit losses to nonaccruing loans[1]	115.48%	142.25%	134.03%	146.41%	137.63%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

SEGMENTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended			Change
Commercial Banking	June 30, 2019	Mar. 31, 2019	June 30, 2018	2Q19 vs 1Q19	2Q19 vs 2Q18
Net interest revenue	$185,610	$151,648	$145,025	22.4%	28.0%
Fees and commissions revenue	41,105	38,046	42,874	8.0%	(4.1)%
Other operating expense	62,947	50,177	49,386	25.4%	27.5%
Corporate expense allocations	11,384	10,148	9,366	12.2%	21.5%
Net income	106,932	86,143	87,577	24.1%	22.1%

Average assets	22,910,071	19,936,895	18,072,155	14.9%	26.8%
Average loans	18,812,800	15,988,843	14,900,918	17.7%	26.3%
Average deposits	10,724,206	8,261,543	8,379,584	29.8%	28.0%

Consumer Banking
Net interest revenue	$52,717	$51,102	$39,295	3.2%	34.2%
Fees and commissions revenue	48,830	42,821	46,332	14.0%	5.4%
Other operating expense	57,694	53,821	61,146	7.2%	(5.6)%
Corporate expense allocations	11,695	11,900	11,042	(1.7)%	5.9%
Net income	16,344	15,337	5,793	6.6%	182.1%

Average assets	9,212,667	8,371,683	8,353,558	10.0%	10.3%
Average loans	1,796,823	1,750,642	1,716,259	2.6%	4.7%
Average deposits	6,998,677	6,544,665	6,579,635	6.9%	6.4%

Wealth Management
Net interest revenue	$26,943	$28,256	$28,986	(4.6)%	(7.0)%
Fees and commissions revenue	85,925	73,256	70,489	17.3%	21.9%
Other operating expense	69,452	61,507	61,491	12.9%	12.9%
Corporate expense allocations	9,168	8,360	11,142	9.7%	(17.7)%
Net income	25,545	23,719	20,119	7.7%	27.0%

Average assets	9,849,396	9,328,986	8,495,557	5.6%	15.9%
Average loans	1,647,680	1,448,718	1,413,170	13.7%	16.6%
Average deposits	6,220,848	5,659,771	5,834,669	9.9%	6.6%
Fiduciary assets	49,296,896	46,401,149	46,531,900	6.2%	5.9%
Assets under management or administration	81,774,602	78,852,284	78,873,446	3.7%	3.7%
Acquired assets and liabilities were allocated to segments in the second quarter of 2019.